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                                                                     EXHIBIT 5.1

                           [ROPES & GRAY LETTERHEAD]

                                 August 23, 2000



Boston Life Sciences, Inc.
137 Newbury Street
Boston, Massachusetts 02116

         Re: Boston Life Sciences, Inc.

Ladies and Gentlemen:

         This opinion is furnished to you in connection with a registration statement on Form S-3 (the "Registration Statement"), filed today with the Securities and Exchange Commission under the Securities Act of 1933, as amended, for the registration of 150,141 shares of the Common Stock, $.01 par value, of Boston Life Sciences, Inc., a Delaware corporation (the "Company"), issuable upon the exercise of certain warrants issued to the Series C stockholders (as enumerated in the Registration Statement under the captions "Issuance of Common Stock and Warrants to Selling Stockholders" and "Selling Stockholders"). The foregoing Warrants are referred to collectively herein as the "Warrants," and the Common Stock issuable upon exercise of the Warrants is referred to collectively herein as the "Warrant Shares."

         The Company originally sold the Warrants to certain Series C stockholders pursuant to the terms of an Offer Letter dated November 15, 1999 from the Company to the Series C stockholders. We understand that the Warrant Shares are being registered to permit the secondary trading of such Common Stock by the holders thereof from time to time after the effective date of the Registration Statement.

         For purposes of this opinion, we have examined and relied upon such documents, records, certificates and other instruments as we have deemed necessary. We have examined one of the Warrants furnished by the Company to us, to wit, Warrants No. BLSI-J-110, and have assumed, based upon a representation of the Company, that the other Warrants are identical in all respects to the Warrant we examined (other than the number of underlying Warrant Shares, the name of the warrantholder and the warrant number).

         We express no opinion as to the applicability of, compliance with or effect of Federal law or the law of any jurisdiction other than The Commonwealth of Massachusetts and the corporate laws of the State of Delaware.

         Based on the foregoing, we are of the opinion that the Warrant Shares have been duly authorized and when the Warrant Shares are issued out of the Company's duly authorized Common Stock upon exercise of, and pursuant to the provisions of, the Warrants and the Company has received the consideration therefor in accordance with the terms of the Warrants, the Warrant Shares will be validly issued, fully paid and non-assessable.

         We hereby consent to your filing this opinion as an exhibit to the Registration Statement and to the use of our name therein and in the related prospectus under the caption "Legal Matters".

         It is understood that this opinion is to be used only in connection with the offer and sale of the Warrant Shares while the Registration Statement is in effect.

                                                     Very truly yours,

                                                     /s/ Ropes & Gray
                                                     Ropes & Gray